Exhibit 99.2

Martin Midstream Partners Announces Proposed Offering of

Senior Secured Second Lien Notes

KILGORE, TX — January 30, 2023—Martin Midstream Partners L.P. (NASDAQ:MMLP) (“MMLP”) and its wholly owned subsidiary, Martin Midstream Finance Corp. (“MMFC” and together with MMLP, the “Issuers”), intend to commence an offering of $400 million in aggregate principal amount of senior secured second lien notes due 2028 (the “Notes”). The Notes will be guaranteed by certain of MMLP’s current wholly owned subsidiaries and future subsidiaries. The Notes and the guarantees will be secured on a second-priority basis by a lien on the collateral of the Issuers and the guarantors, which will consist of substantially all the assets of the Issuers and the guarantors, subject to certain exceptions.

The Issuers intend to use the net proceeds from the offering to (i) repurchase any and all of the approximately $53.7 million outstanding aggregate principal amount of the Issuers’ 10.00% senior secured 1.5 lien notes due 2024 and the approximately $291.4 million outstanding aggregate principal amount of the Issuers’ 11.50% senior secured second lien notes due 2025 (collectively, the “Existing Notes”) through cash tender offers (the “Tender Offers”), (ii) to the extent any Existing Notes remain outstanding after the Tender Offers, pay the redemption price of such Existing Notes using the optional redemption provisions of the indentures governing the Existing Notes, (iii) pay fees and expenses incurred in connection with the offering or the repurchase of the Existing Notes and (iv) partially repay outstanding borrowings under MMLP’s revolving credit facility.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release is issued pursuant to Rule 135c of the Securities Act and does not constitute an offer to sell any security, including the Notes, nor a solicitation for an offer to purchase any security, including the Notes or the Existing Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Martin Midstream Partners

MMLP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution, and transportation services.

Forward-Looking Statements

All statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, (ii) risks and uncertainties related to the capital markets generally, (iii) whether the Issuers will offer the Notes or consummate the offering, (iv) the anticipated terms of the Notes, (v) the anticipated use of proceeds, including the repurchase of the Existing Notes, and (vi) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). MMLP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Contact:

Sharon Taylor

Chief Financial Officer

(877) 256-6644

investor.relations@mmlp.com

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